UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2017

Calithera Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36644	27-2366329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Oyster Point Blvd., Suite 200 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance and Change in Control Benefit Plan

On August 28, 2017, the Compensation Committee of the Board of Directors of Calithera Biosciences, Inc. approved a Severance Benefit Plan, or the Severance Plan, for certain of our officers, including our “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission). Upon acceptance by a participant, the Severance Plan supersedes the participant’s existing severance agreements that would otherwise apply upon qualifying terminations of employment.

Under the Severance Plan, upon a termination of a participant’s employment by us without “cause” or the resignation by a participant for “good reason” (each of the terms “cause” and “good reason” as defined in the Severance Plan) (each, a “Qualifying Termination”), participants in the Severance Plan will be entitled to receive the following severance benefits:

•	a cash payment equal to the sum of (a) either 9, 12 or 18 months of the participant’s monthly base salary (each, a “Severance Term”), and (b) 1⁄12 of the participant’s target annual bonus in the year of termination multiplied by the applicable Severance Term;

•	company-paid COBRA premiums for continued health insurance for the number of months equal to the applicable Severance Term; and

•	if the Qualifying Termination is immediately prior to the closing of, or 12 months following, a “change in control” (as defined in the Severance Plan), accelerated vesting of all of the participant’s then-outstanding equity awards.

Receipt of the foregoing benefits is subject to the participant’s execution and non-revocation of a release of claims against us and continued compliance with certain restrictive covenants.

The applicable Severance Term is set forth in the table below.

Title	Without Change in Control	With Change in Control
Chief Executive Officer	12 months	18 months
Senior Vice Presidents	12 months	12 months
Vice Presidents	9 months	9 months

In addition, if any payments or benefits that a participant would receive in connection with a change in control would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and such payments would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will either be (a) provided to the participant in full or (b) reduced to such lesser amount that would result in no portion of such payments being subject to the excise tax, whichever amount after taking into account all applicable taxes, including the excise tax, would result in the participant’s receipt, on an after-tax basis, of the greatest amount of such payments.

The foregoing description is qualified in its entirety by reference to the Severance Plan, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the period ending September 30, 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calithera Biosciences, Inc.

Dated: August 28, 2017
	By:	/s/ Susan M. Molineaux, Ph.D.
Susan M. Molineaux, Ph.D.
President and Chief Executive Officer